UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2006

CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16992	43-1440321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Foxridge, Suite 500, Mission, Kansas, 66202
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (913) 831-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2006, Concorde Career Colleges, Inc. (“Concorde” or the “Company”) issued a press release announcing that it held a special meeting of its stockholders on August 24, 2006 at which Concorde stockholders approved and adopted the Agreement and Plan of Merger by and among the Company, Liberty Partners Holdings 28, LLC and Teach Acquisition Corporation (the “Merger Agreement”), dated as of June 21, 2006. In addition, the Company also announced the receipt of written responses from the U.S. Department of Education and the receipt of approvals from state education agencies and accreditation bodies, in each case, in satisfaction of certain conditions to closing included in the Merger Agreement. A copy of the press release dated August 24, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The foregoing reference to the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Concorde’s Current Report filed on Form 8-K on June 23, 2006 and incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 24, 2006 issued by Concorde Career Colleges, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORDE CAREER COLLEGES, INC.
DATED: August 24, 2006

By:     /s/  Jack L. Brozman
Jack L. Brozman
Chief Executive Officer

By:     /s/  Paul R. Gardner
Paul R. Gardner
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 24, 2006 issued by Concorde Career Colleges, Inc.